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                                  EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of PIA Merchandising Services, Inc. on Form S-8 of our report dated February 12, 1998, appearing in the Annual Report on Form 10-K of PIA Merchandising Services, Inc. for the year ended December 31, 1997.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 31, 1998